Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR) iShares iBoxx $ Investment Grade Corporate Bond ETF (ISHINTOP)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock 2022 Global Income Opportunity Trust (BGIO)
BlackRock California Municipal Opportunities Fund of
BlackRock California M (BR-CAMO)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC)
BlackRock Managed Income - Investment Grade Portfolio (BR-IG)
BlackRock New York Municipal Opportunities Fund of
BlackRock Multi-State Mu (BR-NYMO)
BlackRock Strategic Municipal Opportunities Fund of
BlackRock Series Trust (BR-SMO-TAX)
BlackRock Strategic Global Bond Fund, Inc. (BR-WI)
BlackRock Total Return V.I. Fund (Ins - Var Ser) (BVA-BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Brighthouse Funds Trust II - BlackRock Bond Income Portfolio (MET-BI) Master Total Return Portfolio of Master Bond LLC (MF-BOND)
JNL/BlackRock Global Long Short Credit Fund (SMF_CC-GC)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond Portfolio
 (SMF_PRUTR)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
07-19-2017

Security Type:
BND/CORP


Issuer
Morgan Stanley (2028)

Selling
Underwriter
Morgan Stanley & Co. LLC

Affiliated
Underwriter(s)

[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)

Morgan Stanley & Co. LLC, MUFG Securities
Americas Inc., ABN AMRO Securities (USA)
LLC, Academy Securities, Inc., BMO Capital
Markets Corp., BB&T Capital Markets, a
division of BB&T Securities, LLC, Capital
One Securities, Inc., Fifth Third
Securities, Inc., ING Financial Markets
LLC, KeyBanc Capital Markets Inc., Lloyds
Securities Inc., PNC Capital Markets LLC,
RBS Securities Inc., Santander Investment
Securities Inc., Scotia Capital (USA)
Inc., R. Seelaus & Co., Inc., SG Americas
Securities LLC, UniCredit Capital Markets
LLC, U.S. Bancorp Investments, Inc.,
Westpac Capital Markets LLC

Transaction Details

Date of Purchase
07-19-2017


Purchase
Price/Share
(per share / %
of par)
$100

Total
Commission,
Spread or
Profit
0.450%


1.	Aggregate Principal Amount Purchased
(a+b)
$227,676,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$67,640,000

b. Other BlackRock Clients
$160,036,000

2.	Aggregate Principal Amount of
Offering
$3,000,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.07589

Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):

[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[x]  YES
[ ]  NO

The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[x]  YES
[ ]  NO

No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by: Dipankar Banerjee
Date: 07-21-2017
Global Syndicate Team Member


Approved by: Betsy Mathews
Date: 07-21-2017
Global Syndicate Team Member